Exhibit 10.6

CREDIT AGREEMENT

dated as of

June 5, 2012

between

APEX CLEARING CORPORATION,

as the Borrower

and

PENSON FINANCIAL SERVICES, INC.,

as the Lender

i

Exhibits

Exhibit A – Form of Advance Request

ii

CREDIT AGREEMENT, dated as of June 5, 2012, between Apex Clearing Corporation, a New York corporation, as the Borrower (the “Borrower”), and Penson Financial Services, Inc., a North Carolina limited liability company, as the Lender (the “Lender”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lender make certain loans available to it in a principal amount not to exceed $12,000,000 at any time outstanding; and

WHEREAS, the Lender has agreed to make such loans to the Borrower upon the terms and conditions set forth herein;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Advance” has the meaning ascribed to such term in Section 2.01 hereof or, when used with respect to the Apex Credit Agreement, Section 2.01 thereof.

“Advance Request” means a loan request substantially in the form attached hereto as Exhibit A.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Credit Agreement.

“Apex Credit Agreement” means the Credit Agreement dated as of the date hereof between the Borrower and Apex Clearing Solutions LLC.

“Borrower” has the meaning ascribed to such term in the Preamble hereto.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Commitment” means $12,000,000 as such commitment may be reduced from time to time pursuant to Section 2.04(b) hereof.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “controlled” have meanings correlative thereto.

“Default” means any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“dollars” or “$” refers to lawful money of the United States of America.

“Effective Date” means the “Closing Date” as defined in the Assignment and Assumption Agreement dated on or about May 31, 2012 by and among the Lender, Apex Clearing Holdings LLC and Apex Clearing Solutions LLC.

“Event of Default” has the meaning assigned to such term in Article VII hereof.

“Governmental Authority” means the government of the United States of America or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Lender” has the meaning ascribed to such term in the Preamble hereto.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Borrower or the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or (c) any of the rights of or benefits available to the Lender under this Agreement.

“Maturity Date” means December 5, 2012, as the same may be accelerated in accordance with the provisions hereof.

“Obligations” shall mean all present and future obligations and liabilities of the Borrower of every type and description arising under or in connection with this Agreement due or to become due to the Lender or any Person entitled to indemnification pursuant to Section 8.03, or any of their respective successors, transferees or assigns, and shall include, without limitation, (i) all liability of the Borrower for principal of and interest on the Advances and (ii) all liability of the Borrower under this Agreement for any fees, expense reimbursements and indemnifications.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pro Rata Share” means, in respect of this Agreement, 6/11 and, in respect of the Apex Credit Agreement, 5/11.

“Requirement of Law” shall mean, as to any Person, any law, treaty, rule or regulation or determination of a court, arbitrator or other Governmental Authority, in each case, applicable to or binding upon such Person or any of its property or to which such person or any of its property is subject.

“Subsidiary” means any corporation, limited partnership, limited liability company, or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

“Total Advances” means, on any date an Advance is to be made hereunder, the aggregate principal amount of Advances requested to be made under this Agreement and under the Apex Credit Agreement.

“Unused Commitment” means the Commitment as in effect on the date of determination less the aggregate principal amount of all Advances outstanding hereunder.

Section 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II

THE ADVANCES

Section 2.01. The Advances.

(a) Subject to the terms and conditions set forth herein, the Lender agrees to make a loan to the Borrower in one or more advances (each, an “Advance”) from time to time from the Effective Date to the Maturity Date in each case in a principal amount not to exceed the Unused Commitment before giving effect to the principal amount of any such Advance. Subject to the terms and conditions hereof and prior to the Maturity Date, the Borrower may borrow, prepay and reborrow Advances hereunder.

(b) The amount of any Advance made hereunder on any date shall be the product of (i) the Total Advances and (ii) the Pro Rata Share, but shall in no event be greater than the Unused Commitment.

Section 2.02. Requests for Advances. To request an Advance, the Borrower shall notify the Lender of such request by delivery of an Advance Request not later than 10:00 a.m., New York City time, one (1) Business Day before the date of the proposed Advance or such shorter period as Lender may agree; provided that an Advance Request may be submitted at any time on the Effective Date for an Advance to be made on the Business Day after the Effective Date. Each such Advance Request shall specify the following information in compliance with this Section 2.02:

(a) the aggregate amount of the requested Advance which shall be not less than $250,000;

(b) the date of such Advance, which shall be a Business Day and shall be the same day as the advance made under the Apex Credit Agreement; and

(c) the location and number of the account to which funds are to be disbursed.

Section 2.03. Funding of Advances. The Lender will make the principal amount of the Advances available to the Borrower by promptly crediting the principal amount of such Advance to the account designated by the Borrower in the applicable Advance Request.

Section 2.04. Termination of the Commitment. Unless terminated earlier, the Commitment shall terminate on the Maturity Date.

Section 2.05. Repayment of Advances; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Lender the then unpaid principal amount of each Advance, together with all accrued and unpaid interest due and owing hereunder, on the Maturity Date.

(b) The Lender shall maintain an account in which it shall record (i) the amount of each Advance made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to the Lender hereunder and (iii) the amount of any sum received by the Lender hereunder.

(c) The entries made in the accounts maintained pursuant to paragraph (b) of this Section 2.05 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Lender to maintain such account or any error therein shall not in any manner affect the obligation of the Borrower to repay the Advances and all accrued and unpaid interest due and owing thereon in accordance with the terms of this Agreement.

Section 2.06. Voluntary Prepayments of the Advances. (a) The Borrower shall have the right at any time and from time to time to prepay the principal amount of any Advance in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section 2.06.

(b) The Borrower shall notify the Lender in writing of any prepayment hereunder not later than 11:00 a.m., New York City time, one (1) Business Day before the date of prepayment. Each such notice shall specify the prepayment date and the principal amount of each Advance or portion thereof to be prepaid. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.07.

Section 2.07. Interest. (a) Except as provided in paragraph (b) below, the Advances shall bear interest for each day at the rate per annum equal to seven percent (7%).

(b) If any interest on any Advance or any other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, and upon and during the continuation of an Event of Default, then Advances and other amounts payable pursuant to this Agreement shall bear interest, after as well as before judgment, at a rate per annum equal to nine percent (9%).

(c) Except as provided in paragraphs (d) and (e) below, accrued interest on the Advances shall be payable in arrears on the Maturity Date; provided that (i) interest accrued pursuant to paragraph (b) of this Section 2.07 shall be payable on demand, and (ii) in the event of any repayment or prepayment of the Advances and accrued interest on the principal amount of the Advance repaid or prepaid shall be payable on the date of such repayment or prepayment.

(d) All interest hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

Section 2.08. Payments. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, or fees or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds. Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Lender at 1700 Pacific Avenue, Dallas, TX 75201, facsimile: (214) 765-1164, attention: Andrew Koslow, or to such other address or account designated by the Lender. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) All payments of principal or interest hereunder before, at or after the Maturity Date (whether voluntary or mandatory, upon liquidation, pursuant to any bankruptcy proceeding or otherwise) shall be made simultaneously with a pro rata principal payment or interest payment, as the case may be, under the Apex Credit Agreement. The amount of any such principal or interest payment hereunder shall be equal to the product of (i) the total aggregate amount of principal or interest to be paid under Apex Credit Agreement and this

Agreement on such date, multiplied by (ii) the Pro Rata Share. In the event that Lender shall receive any repayment or other recovery from Borrower in excess of its Pro Rata Share to which it is then entitled in accordance with this Agreement, Lender shall hold such excess amount in trust for the benefit of the lender under the Apex Credit Agreement and promptly pay over or deliver such excess to such other lender for application in accordance with the Apex Credit Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to the Lender that:

Section 3.01. Formation; Powers; Qualification; Subsidiaries. The Borrower and each of its Subsidiaries is a duly organized, validly existing corporation in good standing under the laws of the State of New York, has all requisite corporate power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02. Authorization; Enforceability. The execution and delivery of, and the performance by the Borrower of its obligations under, this Agreement are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, shareholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03. Governmental Approvals; No Conflicts. The execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, this Agreement (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable Requirement of Law or the certificate of incorporation or formation, bylaws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its respective assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

Section 3.04. No Event of Default. No Event of Default or event which with the giving of notice or mere passage of time or both would constitute an Event of Default has occurred and is continuing.

ARTICLE IV

CONDITIONS

Section 4.01. Each Advance. The obligation of the Lender to make an Advance is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of such Advance, after giving effect to such Advances and advances under the Apex Credit Agreement.

(b) At the time of and immediately after giving effect to such Advance and advances under the Apex Credit Agreement, no Default or Event of Default shall have occurred and be continuing.

(c) Receipt by the Lender of an Advance Request.

(d) A pro rata advance under the Apex Credit Agreement shall have been simultaneously made in accordance with Section 2.01(b) thereof.

Each Advance shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 4.01.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitment has expired or been terminated and the principal of and interest on each Advance and all fees and other amounts payable hereunder shall have been paid in full the Borrower covenants and agrees with the Lender that:

Section 5.01. Notices. The Borrower will furnish to the Lender prompt written notice of the following:

(a) the occurrence of any Default or Event of Default; and

(b) the occurrence of any “event of default” under any agreement for borrowed money or of any material event which, with the lapse of time or notice, or both, would constitute an “event of default” under any agreement for borrowed money or the demand of any loan under any agreement for borrowed money, or termination of or suspension of any commitment or ability to borrow under any agreement for borrowed money.

Section 5.02. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit the Lender or any representatives designated by the Lender, upon reasonable prior notice (unless an Event of Default shall have occurred and be continuing, in which event no such notice shall be required), to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such times as requested by the Lender.

Section 5.03. Further Assurances. The Borrower will execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Lender may reasonably request, in order to effectuate the transactions contemplated by this Agreement.

Section 5.04. Use of Proceeds; Margin Regulations. The proceeds of any Advance will be used by the Borrower to (i) fund its customer reserve requirement under Rule 15c3-3(e) as may arise from time-to-time and/or to generate debit items in order to offset credit items, in each case, as determined in accordance with the customer reserve formula in Appendix A to SEC Rule 15c3-3 and/or the SEC’s guidance regarding proprietary accounts of introducing brokers and dealers set forth in a “no-action” letter dated November 10, 1998, (ii) to repay any of the Borrower’s indebtedness for borrowed money that may be outstanding from time to time and/or (iii) to fund Deposits that the Borrower is required to make with any Registered clearing agency of which it is a member.

Section 5.05. No Amendment to Apex Credit Agreement. No amendment to, waiver of, or other modification or side agreement to the Apex Credit Agreement will be made or entered into without the prior written consent of the Lender.

Section 5.06. FOCUS Reports and other Information. The Borrower shall provide to the Lender monthly FOCUS reports and such other information respecting the operations, properties, business or condition (financial or otherwise) of the Borrower or its Subsidiaries as the Lender may, from time to time, reasonably request.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitment has expired or terminated and the principal of and interest on each Advance and all fees and other amounts payable hereunder have been paid in full, the Borrower covenants and agrees with the Lender that:

Section 6.01. Merger, Sales of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any of its assets (in each case, whether now owned or hereafter acquired), or liquidate or dissolve.

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Advance when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Advance or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower in or in connection with this Agreement or any amendment or modification hereof or thereof or waiver hereunder or thereunder shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a) or (b) of this Article VII), and such failure shall continue unremedied for a period of fifteen (15) days after notice thereof from the Lender to the Borrower;

(e) an Event of Default under and as defined in the Article VII of the Apex Credit Agreement shall have occurred.

(f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or its debts, or of a substantial part of its respective assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its respective assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(g) the Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (f) of this Article VII, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or a Subsidiary, as the case may be, or for a substantial part of its respective assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(h) Borrower’s net capital as defined in, and determined in accordance with, Rule 15c3 1 of the Securities and Exchange Commission, shall be less than five percent (5.0%) of its debit balances for five (5) consecutive Business Days; or

(i) FINRA or the Securities and Exchange Commission, as applicable, shall revoke the registration of the Borrower as a broker or shall suspend or revoke the Borrower’s status as a member organization thereof;

then, and in every such event (other than an event described in clause (f) or (g) of this Article VII), and at any time thereafter during the continuance of such event, the Lender may by notice to the Borrower, take any of the following actions, at the same or different times: (i) terminate the Commitment, and thereupon the Commitment shall terminate immediately, (ii) declare the Advances then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Advances so declared to be due and payable, together with accrued interest thereon and all other Obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (iii) pursue its other rights and remedies hereunder; and in case of any event described in clause (f) or (g) of this Article VII, the Commitment shall automatically terminate and the principal of the Advances then outstanding, together with accrued interest thereon and all fees and other Obligations of the Borrower accrued hereunder shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VIII

MISCELLANEOUS

Section 8.01. Notices. (a) All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or email, as follows:

(i) if to the Borrower, to it at 141 W. Jackson Blvd., Suite 500, Chicago, IL 60604, email: legal@peak6.com, attention: Finance Department; and

(ii) if to the Lender, to it at 1700 Pacific Avenue, Dallas, TX 75201, facsimile: (214) 765-1164, attention: Andrew Koslow.

(b) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

(c) Either party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other party hereto.

Section 8.02. Waivers; Amendments. (a) No failure or delay by the Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder and are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of an Advance shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Lender may have had notice or knowledge of such Default or Event of Default at the time.

(b) Neither this Agreement nor any provision hereof or thereof may be amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender.

Section 8.03. Expenses; Indemnity; Damage Waiver. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Lender and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Lender), in connection with the preparation, regulation, execution, delivery and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Lender (including the fees, charges and disbursements of any counsel for the Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement, including its rights under this Section 8.03, or (B) in connection with the Advances made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances.

Section 8.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the other party (and any attempted assignment or transfer without such consent shall be null and void); provided that the Lender may assign its rights under this agreement by operation of law pursuant to a merger of such Lender into another Person or as part of a sale by such Lender of all or substantially all of its assets.

Section 8.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lender and shall survive the execution and delivery of this Agreement and the making of any Advances, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Advance or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitment have not expired or terminated. The provisions of Section 8.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Advances and the Commitment or the termination of this Agreement or any provision hereof.

Section 8.06. Counterparts; Integration. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Lender constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

Section 8.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 8.08. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 8.09. Right of Setoff. The Borrower is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all obligations at any time owing by the Borrower to the Lender hereunder against the amount of any and all claims (whether or not matured) that have been made in writing for amounts owing to the Borrower under the Assignment and Assumption Agreement dated on or about May 31, 2012 by and among the Lender, Apex Clearing Holdings, LLC and Apex Clearing Solutions, LLC, the Transition Services Agreement referred to therein and the other Transaction Documents referred to therein (collectively, the “Other Agreements”) and which remain unpaid after five (5) Business Days. If the proper amount of any such claim is subsequently agreed by the parties or finally determined by a court of competent jurisdiction to be less than the amount of a corresponding offset hereunder, Borrower will promptly pay the amount of such difference to Lender, together with simple interest at a rate per annum of 11 percent from the date of setoff to the date of payment

Section 8.10. Governing Law; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this

Agreement in any court referred to in paragraph (b) of this Section 8.10. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 8.11. WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE BORROWER AND THE LENDER HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.11.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

APEX CLEARING CORPORATION, as the Borrower

By
Name:
Title:

PENSON FINANCIAL SERVICES, INC.,
as the Lender

By
Name:
Title:

Signature Page to Credit Agreement